March 11, 2020
ZAGG Inc Reports Record Fourth Quarter Net Sales and Announces Full Year 2019 Results
SALT LAKE CITY, March 11, 2020 (GLOBE NEWSWIRE) – ZAGG Inc (Nasdaq: ZAGG) (the “Company”), a leading global mobile lifestyle company, today announced financial results for the fourth quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Review (Comparisons versus Fourth Quarter 2018)
•Net sales of $189.9 million, an increase of 14% compared to $166.5 million
•Gross profit of 36% compared to 35%
•Net income of $25.0 million compared to $14.3 million
•Diluted earnings per share of $0.85 compared to $0.52
•Adjusted EBITDA of $30.5 million compared to $28.1 million
2019 Full Year Review (Comparisons versus 2018 Full Year)
•Net sales of $521.9 million compared to $538.2 million
•Gross profit of 35% compared to 35%
•Net income of $13.9 million compared to $39.2 million
•Diluted earnings per share of $0.48 compared to $1.38
•Adjusted EBITDA of $44.7 million compared to $76.4 million
Chris Ahern, Chief Executive Officer, commented, “While we delivered a record quarter in terms of net sales, our overall performance was below our expectations and represented a difficult finish to a challenging year. Over the past 18 months we have strengthened ZAGG’s position as a leader in the mobile lifestyle category through acquisitions and organic product innovation. With InvisibleShield®, mophie®, Gear4®, HALO®, ZAGG®, IFROGZ®, and BRAVEN®, we have created a powerful portfolio of brands that address key consumer needs including protection, power, audio, and productivity. We have also enhanced our strong retail relationships and extensive global distribution network that we are leveraging to further expand our overall presence. In 2019, we made important progress integrating our recent acquisitions and investing in these businesses to drive growth. Unfortunately, a number of factors negatively impacted the performance of our business, including declining smartphone unit sales, higher tariffs, a more difficult than expected holiday season, and additional operating costs from acquired brands. Despite the recent setbacks, we are confident of the Company’s strategic direction. Looking forward, our focus is on continuing to drive innovation in product categories that address consumer pain points, executing strategies aimed at increasing market share, including capitalizing on the rollout of 5G wireless technology, and improving profitability through optimization of our operating expense structure and improved inventory management. We are confident that we can deliver improved top and bottom-line results in 2020 and over the long-term.”
Strategic Review Process
The Company also announced that its Board of Directors (the “Board”) suspended its review of strategic alternatives, which was first publicly announced on August 6, 2019. Despite a thorough and rigorous process conducted by the Board with BofA Securities’ assistance, during which time the Company reached out to over 60 strategic and financial parties, the Company was unable to finalize a definitive offer at a price that was not significantly below the current trading levels. The Board determined that stockholder value would be better enhanced on a standalone basis than by pursuing a transaction on the terms and pricing proposed.
Fourth Quarter Results
(Amounts in millions, except per share amounts)

	For the Three Months Ended
	December 31, 2019	December 31, 2018

Net sales	$189.9	$166.5
Gross profit	$67.4	$58.5
Gross profit margin	36%	35%
Net income	$25.0	$14.3
Diluted earnings per share	$0.85	$0.52
Diluted operating earnings per share	$0.94	$0.55
Adjusted EBITDA	$30.5	$28.1
Net sales increased 14% to $189.9 million, compared to $166.5 million. The increase in net sales was primarily attributable to (1) increased sales of protective cases under our Gear4 brand and (2) increased power management sales driven primarily by HALO product sales and new mophie wireless product launches during the second half of 2019. This was partially offset by lower sales of screen protection and power case products.
Gross profit was $67.4 million (36% of net sales) compared to $58.5 million (35% of net sales). Gross profit margin has not changed significantly, although we saw upside from an increase in sales of Gear4 cases, HALO power products, and InvisibleShield VisionGuard products. These improvements were offset by increased duties from product manufactured in China and a decrease in sales of our screen protection products.
Operating expenses increased 20% to $45.6 million (24% of net sales) compared to $38.1 million (23% of net sales). The increase in operating expenses was primarily attributable to (1) additional selling, general and administrative expense associated with the newly acquired BRAVEN, Gear4, and HALO brands, (2) increased marketing investments to support our growing portfolio of brands and products, (3) investment in our InvisibleShield On Demand infrastructure, and (4) higher amortization of long-lived intangibles related to the BRAVEN, Gear4, and HALO acquisitions. These increases were partially offset by a company-wide restructure executed during the third quarter of 2019 that were realized more fully in the fourth quarter of 2019.
Full Year 2019 Results
(Amounts in millions, except per share amounts)

	For the Years Ended
	December 31, 2019	December 31, 2018

Net sales	$521.9	$538.2
Gross profit	$183.4	$185.9
Gross profit margin	35%	35%
Net income	$13.9	$39.2
Diluted earnings per share	$0.48	$1.38
Diluted operating earnings per share	$0.85	$1.44
Adjusted EBITDA	$44.7	$76.4
Net sales decreased 3% to $521.9 million, compared to $538.2 million. The decrease in net sales was primarily attributable to (1) a decrease in sales of screen protection products due to a pull forward of shipments into the fourth quarter of 2018 ahead of a then-expected tariff increase, combined with softer market demand for smartphones in the U.S. and (2) decreased sales of mophie power management due to challenging sell-in comparisons during the first half of 2019 and a decrease in power case sales. These decreases were partially offset by increased sales of Gear4 cases and HALO products.
Gross profit was $183.4 million (35% of net sales) compared to $185.9 million (35% of net sales). Gross profit margin has not changed significantly, though we saw upside from an increase in sales of Gear4 cases, HALO power products, and InvisibleShield VisionGuard products. These improvements were offset by increased duties from product manufactured in China and a decrease in sales of our screen protection products.
Operating expenses increased 29% to $173.2 million (33% of net sales) compared to $134.2 million (25% of net sales). The increase in operating expenses was primarily attributable to (1) additional selling, general and administrative expense associated with the newly acquired BRAVEN, Gear4, and HALO brands, (2) severance charges of $2.2 million associated with corporate restructurings during the second and third quarter of 2019, (3) increased marketing investments to support our growing portfolio of brands and products, (4) investment in our Invisible Shield On Demand infrastructure, and (5) higher amortization of long-lived intangibles related to the BRAVEN, Gear4, and HALO acquisitions.
Restructuring
To position the Company for long-term profitable growth, the Company initiated a restructuring plan during the second quarter of 2019. These initiatives included reductions of approximately 10% of our global headcount, acceleration of cost synergies from recent acquisitions into 2019, and the reduction of a number of discretionary operating expense categories.
As a result, 2019 results include one-time severance restructuring charges totaling approximately $2.2 million. The headcount reductions are expected to provide gross annualized savings of approximately $8.0 million.
2020 Business Outlook
For the full year of 2020, the Company expects:
•Flat net sales compared to 2019
•Gross profit margin as a percentage of net sales in the mid 30's range
•Adjusted EBITDA of approximately $48 million
•Diluted earnings per share of approximately $0.50
Conference Call
A conference call will be held today, March 11, 2020, at 5:00 p.m. Eastern Standard Time to review these results. Interested parties may access via the Internet on the Company's website at investors.zagg.com (the URLs are included in this exhibit as inactive textual references, and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
About Non-U.S. GAAP Financial Information
This press release includes Adjusted EBITDA and Diluted Operating Earnings Per Share. Readers are cautioned that (1) Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other expense, net, inventory step-up amount in connection with acquisitions in 2018 and 2019, transaction costs, BRAVEN employee retention bonus, former CFO retention bonus, CEO signing bonus, consulting fee to former CEO, restructuring expenses, adjustment to fair value of acquisition contingent consideration, legal settlements, and income tax (benefit) provision) and (2) Diluted Operating Earnings Per Share (diluted operating earnings per share excluding the impact of amortization expense related to 2018 and 2019 acquisitions, transaction costs, inventory step-up amount in connection with acquisitions in 2018 and 2019, BRAVEN employee retention bonus, restructuring expenses, stock-based compensation issued as retention, and adjustment to fair value of acquisition contingent consideration) are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with U.S. GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. We present Adjusted EBITDA and Diluted Operating Earnings Per Share because we believe that these measures are helpful to some investors as a measure of performance and to normalize the impact of acquisitions. We caution readers that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA and Diluted Operating Earnings Per Share to the most directly comparable U.S. GAAP measures in the supplemental financial information attached to this press release.
Cautionary Note Regarding Forward-Looking Statements
This press release contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
a.the impacts of certain environmental and health risks, including the recent outbreak of the coronavirus (COVID-19) and its potential impact on the Company's operations, sourcing from China, and future demand for the Company's products for an uncertain duration of time;
b.the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
c.building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
d.the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
e.changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
f.the ability to successfully integrate new operations or acquisitions;
g.the impacts of inconsistent quality or reliability of new product offerings;
h.the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
i.the impacts of changes in economic conditions, including on customer demand;
j.managing inventory in light of constantly shifting consumer demand;
k.the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
l.changes in U.S. and international trade policy and tariffs, including the effect of increases in U.S.-China tariffs on selected materials used in the manufacture of products sold by the Company which are sourced from China;
m.adoption of or changes in accounting policies, principles, or estimates; and
n.changes in the law, economic and financial conditions, including the effect of enactment of US tax reform or other tax law changes.
Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this press release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
About ZAGG Inc
ZAGG Inc (NASDAQ:ZAGG) is a global leader in accessories and technologies that empower mobile lifestyles. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG, mophie, InvisibleShield, IFROGZ, BRAVEN, Gear4, and HALO brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, T-Mobile, Walmart, Target, and Amazon.com. For more information, please visit the Company’s website at www.ZAGG.com and follow us on Facebook, Twitter, and Instagram.
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CONTACT:
Investor Relations:
ICR Inc.
Brendon Frey
203-682-8216
brendon.frey@icrinc.com
Company:
ZAGG Inc
Jeff DuBois
801-506-7336
jeff.dubois@ZAGG.com